Exhibit 10.2

EXPRESS SCRIPTS, INC.

EMPLOYEE STOCK PURCHASE PLAN

(As amended and restated effective April 2, 2012)

1. Purpose. The purpose of the Plan is to provide employees of the Company and its Designated Subsidiaries with an opportunity to purchase Common Stock of the Company through accumulated payroll deductions. It is the intention of the Company to have the Plan qualify as an “Employee Stock Purchase Plan” under Section 423 of the Internal Revenue Code of 1986, as amended. The provisions of the Plan shall, accordingly, be construed so as to extend and limit participation in a manner consistent with the requirement of that section of the Code. This Plan is an amendment and restatement of the Express Scripts, Inc. Employee Stock Purchase Plan in effect as of April , 2012.

2. Definitions.

(a) “Board” shall mean the Board of Directors of the Company.

(b) “Code” shall mean the Internal Revenue Code of 1986, as amended.

(c) “Common Stock” shall mean the Common Stock, par value $0.01, of the Company.

(d) “Company” shall mean Express Scripts Holding Company, a Delaware corporation, and, unless the context requires otherwise, any Designated Subsidiary.

(e) “Compensation” shall mean all regular straight time gross earnings, overtime earnings, bonuses and commissions, and without reduction for contributions to any 401(k) plan sponsored by the Company.

(f) “Contributions” shall mean all amounts credited to the account of a participant pursuant to the Plan.

(g) “Designated Subsidiary” shall mean any Subsidiary which has been designated by the Board from time to time in its sole discretion as eligible to participate in the Plan.

(h) “Employee” shall mean any person who is an employee of the Company for tax purposes whose customary employment with the Company is at least twenty (20) hours per week and more than five (5) months in a calendar year. For purposes of the Plan, the employment relationship shall be treated as continuing intact while the individual is on short term disability or other leave of absence approved by the Company. Where the period of leave exceeds 90 days and the individual’s right to reemployment is not guaranteed either by statute or by contract, the employment relationship shall be deemed to have terminated on the 91st day of such leave.

(i) “Enrollment Date” shall mean the first business day of each Participation Period.

(j) “Exchange Act” shall mean the Securities Exchange Act of 1934, as amended.

(k) “Offering Date” shall mean the first business day of each Offering Period of the Plan.

(l) “Offering Period” shall mean a period of one (1) month commencing on the first day of each calendar month except as otherwise indicated by the Company.

(m) “Participation Period” shall mean a period of three (3) months commencing on January 1, April 1, July 1 and October 1 of each year except as otherwise indicated by the Company.

(n) “Plan” shall mean this Employee Stock Purchase Plan.

(o) “Plan Recordkeeper” shall mean a third-party vendor which may, at the discretion of the Company, be selected to administer the Plan.

(p) “Purchase Date” shall mean the last day of each Offering Period of the Plan.

(q) “Subsidiary” shall mean a corporation, domestic or foreign, of which not less than 50% of the voting shares are held by the Company or a Subsidiary, whether or not such corporation now exists or is hereafter organized or acquired by the Company or a Subsidiary.

3. Eligibility.

(a) Any person who is an Employee of the Company as of the first Offering Date of a given Participation Period, who has continuously been an Employee for at least thirty-one (31) days, and who is not a “senior executive” of the Company, as such term may be defined from time to time by the Board (or any committee administering the Plan in accordance with Section 13 hereof), shall be eligible to participate in Offering Periods of such Participation Period under the Plan, subject to the requirements of Section 5(a) and the limitations imposed by Section 423(b) of the Code.

(b) Any provisions of the Plan to the contrary notwithstanding, no Employee shall be granted an option under the Plan (i) if, immediately after the grant, such Employee (or any other person whose stock would be attributed to such an Employee pursuant to Section 424(d) of the Code) would own stock and/or hold outstanding options to purchase stock possessing five percent (5%) or more of the total combined voting power or value of all classes of stock of the Company or of any Subsidiary, or (ii) if such option would permit his or her rights to purchase stock under all employee stock purchase plans (described in Section 423 of the Code) of the Company and its Subsidiaries to accrue at a rate which exceeds twenty-five thousand dollars ($25,000) of fair market value of such stock (determined at the time such option is granted) for each calendar year in which such option is outstanding at any time.

4. Offering Periods. The Plan shall be implemented by a series of Offering Periods, each with a duration of one (1) month, with new Offering Periods commencing on the first day of each calendar month (or at such other time or times as may be determined by the Board of Directors). The Plan shall continue until terminated in accordance with Section 19 hereof. The Board shall have the power to change the duration and/or the frequency of the Offering Period with respect to future offerings without stockholder approval if such change is announced at least fifteen (15) days prior to the scheduled beginning of the first Offering Period to be affected.

The Offering Periods shall be grouped into three-month Participation Periods commencing on or about January 1, April 1, July 1 and October 1 of each year (or at such other time or times as may be determined by the Board of Directors). Employees shall be allowed to make elections with respect to their participation in the Plan with respect to each Participation Period (subject to Section 5 and the other terms hereof).

5. Participation.

(a) An eligible Employee may become a participant in the Plan by enrolling through such procedures as may be provided by the Company from time to time, which may include enrollment through the Plan Recordkeeper. An enrollment in effect for a participant for a particular Participation Period will continue in effect for subsequent Participation Periods if the participant remains an eligible Employee and has not withdrawn from participation in the Plan pursuant to Section 10. For the avoidance of doubt, an enrollment in effect under the Express Scripts, Inc. Employee Stock Purchase Plan as of April 2, 2012 shall be assumed by and continue in effect under this Plan as amended if the participant remains an eligible Employee and has not withdrawn from participation in the Plan pursuant to Section 10.

(b) Payroll deductions shall commence on the first payroll following the Enrollment Date and shall end on the last payroll paid in the Participation Period to which the subscription agreement is applicable, unless sooner terminated by the participant as provided in Section 10 hereof.

(c) By enrolling in the Plan, each participant will be deemed to have authorized the establishment of a brokerage account in his or her name at a securities brokerage firm, which firm shall serve as custodial agent for the purpose of holding shares purchased under the Plan. The account will be governed by, and subject to, the terms and conditions of a written agreement with the firm approved by the Board or the committee administering the Plan, which agreement shall, among other things, reflect the restrictions contained in Section 21(c) and Section 21(d).

(d) Subject to the limitations of Section 3 hereof and Section 423(b)(8) of the Code, all cash dividends, if any, paid with respect to shares of Common Stock purchased under the Plan and held in a participant’s account established under Section 5(c) shall be automatically invested in shares of Common Stock purchased at One Hundred Percent (100%) of fair market value (as determined under Section 7(b)) on the next Purchase Date. All non-cash distributions on Common Stock purchased under the Plan and held in a participant’s account established under Section 5(c) (other than stock dividends which constitute, and are treated as, a change in capitalization under Section 18(a)) shall be paid to the participant as soon as practical.

6. Method of Payment of Contributions.

(a) The participant shall elect to have payroll deductions made each pay period during the Participation Period in an amount not less than one percent (1%) and not more than ten percent (10%), in whole number percentage increments, of such participant’s Compensation in each pay period. All payroll deductions made by a participant shall be credited to his or her account under the Plan. A participant may not make any additional payments into such account. Except as otherwise provided in this Section 6(a), all Employees granted options under the Plan shall have the same rights and privileges.

(b) A participant may increase or decrease his or her payroll deductions through such procedures as may be provided by the Company from time to time, which may include procedures provided through the Plan Recordkeeper. The change may be made at any time during a Participation Period but will not become effective sooner than the next pay period thereafter. The Board or the committee administering the Plan, at its discretion, may limit the number of participation rate changes during any Participation Period or Offering Period and may, in its discretion, require up to five (5) business days prior written notice.

(c) A participant may discontinue his or her participation in the Plan as provided in Section 10 hereof.

(d) Notwithstanding the foregoing, to the extent necessary to comply with Section 423(b)(8) of the Code and Section 6(a) hereof, a participant’s payroll deductions may be decreased to zero percent (0%) at any time during the Participation Period. Payroll deductions shall recommence at the rate provided in such participant’s subscription agreement at the beginning of the first Offering Period which is scheduled to end in the following calendar year, unless terminated by the participant as provided in Section 10 hereof.

(e) At the time of each exercise of a participant’s option, and at the time any Common Stock issued under the Plan to a participant is disposed of, the participant must adequately provide for the Company’s federal, state or other tax withholding obligations, if any, that arise upon the exercise of the option or the disposition of the Common Stock. At any time, the Company may, but will not be obligated to, withhold from the participant’s compensation the amount necessary for the Company to meet applicable withholding obligations, including but not limited to, any withholding required to make available to the Company any tax deductions or benefits attributable to the sale or early disposition of Common Stock by the participant.

7. Grant of Option.

(a) On the Offering Date of each Offering Period, each eligible Employee participating in such Offering Period shall automatically be deemed to have been granted an option to purchase on the Purchase Date a number of shares of the Company’s Common Stock determined by dividing such Employee’s Contributions accumulated prior to such Purchase Date and retained in the participant’s account as of the Purchase Date by ninety-five percent (95%) of the fair market value of the Company’s Common Stock on the Purchase Date; provided, however, that in no event shall an Employee be permitted to purchase during each Offering Period more than 333 shares (subject to any adjustment pursuant to Section 18) and provided further that such purchase shall be subject to the limitations set forth in Section 3(b). The fair market value of the Company’s Common Stock shall be determined as provided in Section 7(b).

(b) The fair market value of the Company’s Common Stock on a given date shall be equal to the closing sales price of Common Stock on the date of determination (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date on which there was a closing sales price), as reported by The Nasdaq Global Select Market or, in the event the Common Stock is listed on a different stock exchange, the fair market value per share shall be the closing sales price on such exchange on the date of determination (or, in the event that the Common Stock is not traded on such date, on the immediately preceding trading date), as reported in The Wall Street Journal. In the absence of any listing of the Common Stock on The Nasdaq Global Select Market or on any established stock exchange, the fair market value of the Common Stock on a given date shall be determined in good faith by the Board.

8. Exercise of Option. Unless a participant withdraws from the Plan as provided in Section 10 hereof, his or her option for the purchase of shares will be exercised automatically on the Purchase Date of the Offering Period, and the maximum whole number of shares subject to such option will be purchased at the applicable option price with the accumulated Contributions in his or her account, subject to the limitations in this Plan. The shares purchased upon exercise of an option hereunder shall be held in the participant’s account established under Section 5(c) pursuant to Section 21(c) and Section 21(d). During his or her lifetime, a participant’s option to purchase shares hereunder is exercisable only by him or her.

9. Delivery. As promptly as practicable after the Purchase Date of each Offering Period, the Company shall arrange the delivery by direct deposit into the account established for each participant under Section 5(c), the shares purchased upon exercise of his or her option. Any cash remaining to the credit of a participant’s account under the Plan after a purchase by him or her of shares on the Purchase Date, other than amounts representing fractional shares, will be returned to him or her as soon as practicable. Amounts representing fractional shares will be carried forward for use in subsequent purchases.

10. Voluntary Withdrawal; Termination of Employment.

(a) A participant may withdraw from participation in an Offering Period under the Plan at any time prior to five (5) business days prior to the Purchase Date of the Offering Period through such procedures as may be provided by the Company from time to time including through the Plan Recordkeeper. Following such withdrawal from the Plan, no further Contributions for the purchase of shares will be made during the Participation Period and payroll deductions shall not resume at the beginning of the succeeding Participation Period unless the participant re-enrolls in the Plan. If a participant specifically requests, such participant may withdraw all, but not less than all, of the Contributions credited to his or her account under the Plan which have not been used to purchase shares of the Company’s Common Stock which will be paid to him or her as soon as practicable after the end of such Offering Period, and his or her option for the current period will be automatically terminated; otherwise, such Contributions shall be used to purchase shares of the Company’s Common Stock in the ordinary course.

(b) A participant’s withdrawal from an offering will not have any effect upon his or her eligibility to participate in a succeeding Participation Period or in any similar plan which may hereafter be adopted by the Company.

(c) Upon a participant’s ceasing to be an Employee prior to the Purchase Date of an Offering Period for any reason, including retirement or death, the Contributions credited to his or her account and not yet applied to the purchase of shares will be applied to the purchase of shares under the Plan on such Purchase Date.

(d) In the event an Employee’s salary grade level is elevated or title or position is changed so as to make an Employee a “senior executive” of the Company during the Offering Period in which the Employee is a participant, he or she will be deemed to have elected to withdraw from the Plan and Contributions credited to his or her account will be returned to him or her and his or her option terminated.

11. Interest. No interest shall accrue on the Contributions of a participant in the Plan.

12. Stock.

(a) The maximum number of shares of the Company’s Common Stock which shall be made available for purchase under the Plan shall be 2,715,272.8507 shares, which is the equivalent of the remaining number of shares of common stock of Express Scripts, Inc. that were available under the Express Scripts, Inc. Employee Stock Purchase Plan in effect as of April 2, 2012. The maximum number of shares available for purchase under the Plan shall be subject to further adjustment upon changes in capitalization of the Company as provided in Section 18 hereof. These shares may be newly issued or may be purchased for the Plan on the open market or from private sources. If the total number of shares which would otherwise be subject to options granted pursuant to Section 7(a) on the Offering Date of an Offering Period exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Company shall make a pro rata allocation of the shares remaining available for option grant in as uniform a manner as shall be practicable and as it shall determine to be equitable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Employee affected thereby and shall similarly reduce the rate of Contributions, if necessary.

(b) The participant will have no interest or voting right in shares covered by his or her option until such option has been exercised.

(c) Shares to be delivered to a participant under the Plan will be registered in the name of the participant or in the “Street Name” of a Company approved broker, subject to Section 21 hereof.

13. Administration. The Board, or a committee named by the Board, shall supervise and administer the Plan and shall have full power to adopt, amend and rescind any rules deemed desirable and appropriate for the administration of the Plan and not inconsistent with the Plan, to construe and interpret the Plan, and to make all other determinations necessary or advisable for the administration of the Plan. The composition of the committee shall be in accordance with the requirements to obtain or retain any available exemption from the operation of Section 16(b) of the Exchange Act pursuant to Rule 16b-3 promulgated thereunder. To aid in the administration of the Plan, the Board or the committee may appoint a Plan administrator and allocate to it certain limited responsibilities to carry out the directives of the Board or the committee in all phases of the administration of the Plan.

14. Designation of Beneficiary.

(a) A participant may designate a beneficiary who is to receive shares and cash, if any, from the participant’s account under the Plan in the event of such participant’s death subsequent to the end of an Offering Period but prior to delivery to him or her of such shares and cash. If a participant is married and the designated beneficiary is not the spouse, spousal consent shall be required for such designation to be effective. Such designation shall be made through such procedures as may be provided by the Company from time to time including through the Plan Recordkeeper.

(b) Such designation of beneficiary may be changed by the participant (and his or her spouse, if any) at any time through such procedures as may be provided by the Company from time to time including through the Plan Recordkeeper. In the event of the death of a participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such participant’s death, the Company shall deliver such shares and/or cash to the executor or administrator of the estate of the participant, or if no such executor or administrator has been appointed (to the knowledge of the Company), the Company, in its discretion, may deliver such shares and/or cash to the spouse or to any one or more dependents or relatives of the participant, or if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

15. Transferability. Neither Contributions credited to a participant’s account nor any rights with regard to the exercise of an option or to receive shares under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will, the laws of descent and distribution, or as provided in Section 14 hereof) by the participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect, except that the Company may treat such act as election to withdraw all Contributions in accordance with Section 10 hereof.

16. Use of Funds. All Contributions received or held by the Company under the Plan may be used by the Company for any corporate purpose, and the Company shall not be obligated to segregate such Contributions.

17. Reports. Individual accounts will be maintained for each participant in the Plan. Statements of account will be given to participating Employees promptly following the Purchase Date, which statements will set forth the amount of Contributions, the per share purchase price, the number of shares purchased, the remaining cash balance, if any, and the dividends received, if any, for the period covered. Such statements may be delivered electronically by the Company or the Plan Recordkeeper.

18. Adjustments Upon Changes in Capitalization; Corporate Transactions.

(a) Changes in Capitalization. Subject to any required action by the stockholders of the Company, the number of shares of Common Stock covered by each option under the Plan which has not yet been exercised and the number of shares of Common Stock which have been authorized for issuance under the Plan but have not yet been placed under option (collectively, the “Reserves”), as well as the price per share of Common Stock covered by each option under the Plan which has not yet been exercised, shall be appropriately adjusted for any changes in the Common Stock resulting from a stock split, reverse stock split, stock dividend, combination or reclassification of the Common Stock, or any similar changes in the Company’s capitalization. Such adjustment shall be made by the Board or the committee administering this Plan, whose determination in that respect shall be final, binding and conclusive. Except as expressly provided herein, no issue by the Company of shares of stock of any class, or securities convertible into shares of stock of any class, shall affect, and no adjustment by reason thereof shall be made with respect to, the number or price of shares of Common Stock subject to an option.

(b) Corporate Transactions. In the event of the proposed dissolution or liquidation of the Company, the Offering Period will terminate immediately prior to the consummation of such proposed action, unless otherwise provided by the Board. In the event of a proposed sale of all or substantially all of the assets of the Company, or the merger of the Company into another corporation, each option under the Plan shall be assumed or an equivalent option shall be substituted by such successor corporation or a parent or subsidiary of such successor corporation, unless the Board determines, in the exercise of its sole discretion and in lieu of such assumption or substitution, to shorten the Offering Period then in progress by setting a new Purchase Date (the “New Purchase Date”). If the Board shortens the Offering Period then in progress in lieu of assumption or substitution in the event of a merger or sale of assets, the Board shall notify each participant in writing, at least ten (10) days prior to the New Purchase Date, that the Purchase Date for his or her option has been changed to the New Purchase Date and that his or her option will be exercised automatically on the New Purchase Date, unless prior to such date he or she has withdrawn from the Offering Period as provided in Section 10 hereof. For purposes of this paragraph, an option granted under the Plan shall be deemed to have been assumed or substituted if, following the sale of assets or merger, the option confers the right to purchase, for each share of Common Stock subject to the option immediately prior to the sale of assets or merger, the consideration (whether stock, cash or other securities or property) received in the sale of assets or merger by holders of Common Stock for each share of Common Stock held on the effective date of the transaction (and if such holders were offered a choice of consideration, the type of consideration chosen by the holders of the majority of the outstanding shares of Common Stock); provided, however, that if such consideration received in the sale of assets or merger was not solely common stock of the successor corporation or its parent (as defined in Section 424(e) of the Code), the Board may, with the consent of the successor corporation and the participant, provide for the consideration to be received upon exercise of the option to be solely common stock of the successor corporation or its parent equal in fair market value to the per share consideration received by holders of Common Stock in the sale of assets or merger. For the avoidance of doubt, each option under the Express Scripts, Inc. Employee Stock Purchase Plan outstanding as of April 2, 2012 has been assumed under this Plan and, following such assumption, confers the right to purchase Common Stock of the Company.

19. Amendment or Termination.

(a) The Board may at any time terminate or amend the Plan. Except as provided in Section 19, no such termination may affect options previously granted, nor may an amendment make any change in any option theretofore granted which adversely affects the rights of any participant; provided, that no shares may be issued or sold pursuant to any amendment increasing the maximum number of shares issuable under the Plan unless the stockholders of the Company have approved the amendment within 12 months of its adoption by the Board. If such stockholder approval is not obtained within such 12-month period, the amendment shall be void and of no force or effect and the amounts withheld from Employees with respect to such increased shares shall be returned to them. In addition, to the extent necessary to comply with Rule 16b-3 under the Exchange Act, or under Section 423 of the Code (or any successor rule or provision or any applicable law or regulation), the Company shall obtain stockholder approval in such a manner and to such a degree as so required.

(b) Without stockholder approval and without regard to whether any participant rights may be considered to have been adversely affected, the Board (or its committee) shall be entitled to change the Offering Periods and Purchase Periods, limit the frequency and/or number of changes in the amount withheld during an Offering Period, establish the exchange ratio applicable to amounts withheld in currency other than U.S. dollars, permit payroll withholding in excess of the amount designated by a participant in order to adjust for delays or mistakes in the Company’s processing of properly completed withholding elections, establish reasonable waiting and adjustment periods and/or accounting and crediting procedures to ensure that amounts applied toward the purchase of Common Stock for each participant properly correspond with amounts withheld from the participant’s Compensation, and establish such other limitations or procedures as the Board (or its committee) determines in its sole discretion as advisable which are consistent with the Plan.

20. Notices. All notices or other communications by a participant to the Company under or in connection with the Plan shall be deemed to have been duly given when received in the form specified by the Company at the location, or by the person, designated by the Company for the receipt thereof.

21. Conditions Upon Issuance of Shares.

(a) Shares shall not be issued with respect to an option unless the exercise of such option and the issuance and delivery of such shares pursuant thereto shall comply with all applicable provisions of law, domestic or foreign, including, without limitation, the Securities Act of 1933, as amended, the Exchange Act, the rules and regulations promulgated thereunder, and the requirements of The Nasdaq Global Select Market or any stock exchange upon which the shares may then be listed, and shall be further subject to the approval of counsel for the Company with respect to such compliance.

(b) As a condition of the exercise of an option, the Company may require the person exercising such option to represent and warrant at the time of any such exercise that the shares are being purchased only for investment and without any present intention to sell or distribute such shares if, in the opinion of counsel for the Company, such a representation is required by any of the aforementioned applicable provisions of law.

(c) Each participant agrees, by enrolling in the Plan, to promptly give the Company prior written notice of any withdrawal of shares held in the participant’s account established under Section 5(c), or any disposition of shares purchased under the Plan, where such withdrawal or disposition occurs within two (2) years after the date of grant of the option pursuant to which such shares were purchased, provided that any such withdrawal or disposition shall be subject to Section 21(d).

(d) Prior to the participant’s termination of employment with the Company, a participant may withdraw some or all of the whole shares of Common Stock held in the participant’s account established under Section 5(c), provided that, unless the Board or the committee administering the Plan otherwise permits in its sole discretion, each participant agrees, by enrolling in the Plan, that he or she may not withdraw any shares of Common Stock purchased under the Plan until six (6) months have expired following the Purchase Date on which such shares were purchased.

22. Term of Plan; Effective Date. The Plan became effective upon its adoption by the Board of Directors of Express Scripts, Inc. on November 24, 1998, subject to its approval by the stockholders of Express Scripts, Inc. which was obtained May 26, 1999. The Plan has been amended and restated since that date, and, most recently, was assumed by the Company pursuant to action of the Board effective April 2, 2012 and approval of the shareholders of the Company on March 29, 2012. The Plan shall continue in effect for a term of ten (10) years from March 1, 2008 unless sooner terminated under Section 19 hereof.

23. Additional Restrictions of Rule 16b-3. The terms and conditions of options granted hereunder to, and the purchase of shares by, persons subject to Section 16 of the Exchange Act shall comply with the applicable provisions of Rule 16b-3. This plan shall be deemed to contain, and such options shall contain, and the shares issued upon exercise thereof shall be subject to, such additional conditions and restrictions as may be required by Rule 16b-3 to qualify for the maximum exemption from Section 16 of the Exchange Act with respect to Plan transactions.